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EX-99 j(v)
                         CONSENT OF INDEPENDENT AUDITORS





We hereby consent to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A, File No. 33-23493 of our report dated February 5, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of Franklin Templeton Variable Insurance Products Trust, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


                                       /s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
April 27, 2002


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